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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (Amendment No. 1) of MarkWest Energy Partners, L.P. of our report dated March 6, 2007 relating to the financial statements of Starfish Pipeline Company, LLC, which appears in MarkWest Energy Partners, L.P.'s Annual Report on Form 10-K/A (Amendment No. 3) for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
December 20, 2007

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CONSENT OF INDEPENDENT ACCOUNTANTS